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                                                                    Exhibit 23.1

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation in Radio One's Form 10-K/A dated August 3, 2001, of our report dated February 7, 2001 for the year ended December 31, 2000. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000, or performed any audit procedures subsequent to the date of our report.

/s/ Arthur Andersen LLP

Baltimore, Maryland.
August 3, 2001